EXHIBIT 10.6a

AMENDMENT NO. 1

TO

SUBSCRIPTION AGREEMENT

AMENDMENT NO. 1 (this “Amendment”), dated December 1, 2009, to Subscription Agreement, dated as of June 21, 2009 (the “Agreement”), by and between Progreen Properties, Inc., a Delaware corporation (the “Company”), and EIG Venture Capital, Ltd. (the “Purchaser”).

WITNESSETH:

WHEREAS, in the Agreement, the Company and the Purchaser agreed with respect to the sale by the Company to the Purchaser of an aggregate of  97,751,710 shares (the “Shares”) of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), at a fixed price of $0.01023 per share, in three tranches:

•	(1) the Phase I tranche of 5,767,350 shares of Common Stock for a total purchase price of $59,000, to be purchased by the Purchaser on or before July 16, 2009;

•	(2) the Phase II tranche of 43,108,504 shares of Common Stock for a total purchase price of $441,000, to be purchased by the Purchaser on or before December 31, 2009; and

•	(3) the Phase III tranche would consist of 48,875,855 shares of Common Stock for a total purchase price of $500,000 to be purchased by the Purchaser on or before July 16, 2010; and

WHEREAS, the Purchaser has previously delivered, the full amount of the purchase price for the Phase I purchase of  5,767,350  Shares, and has purchased 4,985,337 Phase II Shares for $51,000; and

WHEREAS, the Company and the Purchaser wish to provide in this Amendment for the terms of the penalty that would applicable in the event the Purchaser does not purchase the required number of Shares within the time frame applicable either to the Phase II or Phase III Share purchases.

NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES, the parties hereto agree as follows:

Penalty Interest Rate. In the event the Purchaser does not complete payment of the full Phase II or Phase III purchase price (each referred to as Phase II or Phase III “Installment Purchase Price”) for the Shares required to be purchased from the Company within the time period provided in the Agreement for the particular Phase, as an additional purchase price (“Additional Purchase Price”) for the Shares to be purchased in that particular Phase, the Purchaser shall pay interest at the rate of 13.5% per annum (“Penalty Interest”) on the unpaid balance of any such unpaid Installment Purchase Price.  The Company shall not issue the Shares represented by any unpaid portion of the applicable Installment Purchase Price that is in default under the Agreement until the Purchaser has paid such unpaid balance together with, as an Additional Purchase Price, the Penalty Interest applicable to such unpaid Installment Purchase Price accumulated to the date of issuance of such Shares.

Entire Agreement; Governing Law.  This Amendment to the Agreement (i) may only be modified by a written instrument executed by the Purchaser and the Company, (ii) together with the Agreement, sets forth the entire agreement of the Purchaser and the Company with respect to the subject matter hereof and supersedes all prior agreements and understandings between or among the parties with respect to the subject matter hereof, (iii) shall be governed by the laws of the State of Delaware applicable to contracts made and to be wholly performed therein, and (iv) shall inure to the benefit of, and be binding upon, the Company and the Purchaser and their respective legal representatives, successors and permitted assigns.

Pronouns; Counterparts.  Unless the context otherwise requires, all personal pronouns used in this Subscription Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders.  This Amendment may be executed in counterparts and by facsimile, and each of such counterparts shall constitute an original, all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals as of the respective dates and year set forth below.

EIG Venture Capital, Ltd.
_________________________________________
Purchaser

By: /s/ Ulf Telander
Title: Secretary

Address:

_________________________________________

_________________________________________

_________________________________________

Date: December 1, 2009

ACCEPTED:

PROGREEN PROPERTIES, INC.

By: /s/ Jan Telander
Chief Executive Officer
Date: December 1, 2009